EXHIBIT C

LETTER OF TRANSMITTAL

Regarding

Shares

of

ARCHSTONE ALTERNATIVE SOLUTIONS FUND

Tendered Pursuant to the Offer to Purchase

Dated December 15, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, 12:00 MIDNIGHT, EASTERN TIME, ON JANUARY 17, 2017 AND
THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON JANUARY 17, 2017 UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

Archstone Alternative Solutions Fund
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, Wisconsin 53212

For additional information:
Phone: (844) 449-4900

Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned hereby tenders to Archstone Alternative Solutions Fund (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the shares of beneficial interests in the Fund (a “Share” or “Shares” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 15, 2016 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares of the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Shares tendered by the undersigned (90% of the value of the repurchased Shares) will be made by wire transfer of the funds to an account designated by the undersigned (typically within 30 days from the Valuation Date, as described in the Offer to Purchase). The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering shareholder in the sole discretion of the Board of Trustees of the Fund. The promissory note will also reflect the remaining 10% of the purchase price, if any, as described in Section 6 of the Offer to Purchase. The remaining 10% of the purchase price due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of 75 days after the expiration date of the Offer (less any Repurchase Fee), as described in Section 7. The remaining 10% of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2017, the Fund’s fiscal year end, and will be paid promptly thereafter.

The undersigned hereby represents that the undersigned fully understands the aforementioned terms of the Offer, including the timing of receipt of repurchase proceeds.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

Tender Date: March 31, 2017

Tender Expiration Date: 11:59 p.m. ET, January 17, 2017

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:
ARCHSTONE ALTERNATIVE SOLUTIONS FUND	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.
235 W. Galena St.	PHONE: (844) 449-4900
Milwaukee, WI 53212	FAX: (816) 860-3140

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Archstone Alternative Solutions Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[   ] Entire amount of Shares

[   ] Portion of Shares $_____________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a net asset value of less than $50,000 (except as a result of pro ration), the Board of Trustees of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PROMISSORY NOTE: The Note reflecting the payment of the purchase amount, as applicable, will be held by UMBFS on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.